UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

 Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

COLE CREDIT PROPERTY TRUST II, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

w    C O L E  w

2555 East Camelback Road

Suite 400

Phoenix, AZ 85016

IMPORTANT REMINDER TO STOCKHOLDERS

May 7, 2009

Dear Stockholder:

Proxy Material for the Annual Meeting of Stockholders of Cole Credit Property Trust II, Inc. was sent to you recently. According to our records, your proxy for this meeting, which will be held on Friday,

May 29, 2009, has not been received.

For the reasons set forth in the proxy statement dated April 7, 2009, your Board of Directors unanimously recommends that stockholders vote ‘FOR’ the Election of three persons to serve as Directors for a term of one-year expiring at the 2010 annual meeting of stockholders and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Regardless of the number of shares you own, it is important that they are represented and voted at the Annual Meeting. ACCORDINGLY, PLEASE TAKE A MOMENT NOW TO VOTE BY ANY OF THE THREE METHODS IDENTIFIED BELOW.

1.	Vote by telephone: Call 1-800-993-4420. Have your proxy card available and follow the recorded instructions.

2.	Vote by Internet: Go to www.dfking.com/ccptII.com. Have your proxy card available and follow the simple instructions that appear on your computer screen.

3.	Vote by Mail: Vote, sign, date and mail the enclosed proxy in the postage-paid envelope included for your convenience.

YOUR VOTE IS IMPORTANT. THE DEADLINE TO SUBMIT YOUR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET IS 11:59 P.M., EASTERN TIME, ON MAY 28, 2009.

Thank you for your participation.

Sincerely,

/s/ JOHN M. PONS

John M. Pons

Secretary

PLEASE VOTE TODAY